UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003*

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21214	86-0585310

(Commission File Number)	(IRS Employer Identification Number)

1275 West Washington, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 286-5520

Not Applicable

(Former name or former address, if changed since last report)

* This report updates the description of rights associated with the Common Shares of the Registrant, contained in the Registrant’s Registration Statement on Form 8-A dated March 6, 1997, as updated by Form 8-K filed August 24, 1999.

Item 5. Other Events and Regulation FD Disclosure

     The following description of Amendment No. 2 to the Rights Agreement dated March 4, 1997, as amended, is filed for the purpose of updating the description of the rights associated with the Common Shares of the Registrant contained in the Registrant’s Registration Statement on Form 8-A dated March 6, 1997, as updated by Form 8-K filed August 24, 1999.

Description of Amendment No. 2 to the Rights Agreement

     On October 8, 2003, OrthoLogic Corp. and Bank of New York entered into an Amendment No. 2 amending the Rights Agreement dated March 4, 1997, as amended, such that the proposed transactions described in or related to the Asset Purchase Agreement dated October 8, 2003 by and between OrthoLogic Corp. and dj Orthopedics, LLC, a Delaware limited liability company and wholly-owned subsidiary of dj Orthopedics, Inc., will not constitute a “Section 11(a)(ii) Event” or a “Section 13(a) Event,” and will not be subject to Section 13(a)(z) under the Rights Agreement. The Amendment No. 2 is filed as an Exhibit to this Report on Form 8-K.

Item 7. Exhibits

     (c)  Exhibits

Exhibit No.	Exhibit Description	Filed Herewith

4.1	Amendment No. 2 to Rights Agreement dated October 8, 2003	X

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2003	OrthoLogic Corp.

/s/ Thomas R. Trotter

Thomas R. Trotter
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 2 Rights Agreement dated October 8, 2003